Western New England Bancorp Form 8-K

Exhibit 99.2

Local banking is better than ever. INVESTOR PRESENTATION FOURTH QUARTER 2021

FORWARD - LOOKING STATEMENTS 2 We may, from time to time, make written or oral “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , including statements contained in our filings with the Securities and Exchange Commission (the “SEC”), our reports to shareholders and in other communications by us . This presentation contains “forward - looking statements” with respect to the Company’s financial condition, liquidity, results of operations, future performance, business, measures being taken in response to the coronavirus disease 2019 (“COVID - 19 ”) pandemic and the impact of COVID - 19 on the Company’s business . Forward - looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential . ” Examples of forward - looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates . These factors include, but are not limited to : • the duration and scope of the COVID - 19 pandemic and the local, national and global impact of COVID - 19; • actions governments, businesses and individuals take in response to the COVID - 19 pandemic ; • the speed and effectiveness of vaccine and treatment developments and their deployment, including public adoption rates of CO VID - 19 vaccines; • the emergence of new COVID - 19 variants, such as the Omicron variant, and the response thereto; • the pace of recovery when the COVID - 19 pandemic subsides; • changes in the interest rate environment that reduce margins; • the effect on our operations of governmental legislation and regulation, including changes in accounting regulation or standa rds , the nature and timing of the adoption and effectiveness of new requirements under the Dodd - Frank Act Wall Street Reform and Consumer Protection Act of 2010 ( “Dodd - Frank Act”), Basel guidelines, capital requirements and other applicable laws and regulations; • the highly competitive industry and market area in which we operate; • general economic conditions, either nationally or regionally, resulting in, among other things, a deterioration in credit qua lit y; • changes in business conditions and inflation; • changes in credit market conditions; • the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations an d other acquisitions; • changes in the securities markets which affect investment management revenues; • increases in Federal Deposit Insurance Corporation deposit insurance premiums and assessments; • changes in technology used in the banking business; • the soundness of other financial services institutions which may adversely affect our credit risk; • certain of our intangible assets may become impaired in the future; • our controls and procedures may fail or be circumvented; • new lines of business or new products and services, which may subject us to additional risks; • changes in key management personnel which may adversely impact our operations; • severe weather, natural disasters, acts of war or terrorism and other external events which could significantly impact our bu sin ess; and • other factors detailed from time to time in our SEC filings . Although we believe that the expectations reflected in such forward - looking statements are reasonable, actual results may differ materially from the results discussed in these forward - looking statements . You are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date hereof . We do not undertake any obligation to republish revised forward - looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except to the extent required by law .

WHO WE ARE Every day, we focus on showing Westfield Bank customers “ what better banking is all about . ” For us, the idea of better banking starts with putting customers first, while adhering to our core values . Our Core Values : • Integrity • Enhance Shareholder Value • Customer Focus • Community Focus Our Core Mission : Our purpose is to help customers succeed in our community, while creating and increasing shareholder value . The Company’s purpose drives the outcome we envision for Western New England Bancorp . 3 70 Center Street, Chicopee, MA.

SENIOR MANAGEMENT TEAM James C . Hagan, President & Chief Executive Officer Guida R . Sajdak, Executive Vice President, Chief Financial Officer & Treasurer Allen J . Miles III, Executive Vice President & Chief Lender Officer Kevin C . O’Connor, Executive Vice President & Chief Banking Officer Louis O . Gorman, Senior Vice President & Chief Credit Officer Leo R . Sagan, Jr . , Senior Vice President & Chief Risk Officer Darlene Libiszewski , Senior Vice President & Chief Information Officer John Bonini , Senior Vice President & General Counsel Christine Phillips , Senior Vice President, Human Resources Deborah J . McCarthy, Senior Vice President, Deposit Operations & Electronic Banking Cidalia Inacio , Senior Vice President, Retail Banking & Wealth Management 4

4 Q2021 QUARTERLY EARNINGS 5 ($ in thousands , except EPS) 4Q2021 3Q2021 2Q2021 1Q2021 4Q2020 Net interest income $ 18,582 $ 18,765 $ 17,804 $ 18,026 $ 18,795 Provision (credit) for loan losses 300 (100) (1,200) 75 500 Non - interest income 3,856 3,295 2,409 3,004 2,462 Non - interest expense 13,923 14,018 13,674 13,327 14,338 Income before taxes 8,215 8,142 7,739 7,628 6,419 Income tax expense 1,995 2,106 2,087 1,837 1,406 Net income $ 6,220 $ 6,036 $ 5,652 $ 5,791 $ 5,013 Diluted earnings per share (EPS) $ 0.28 $ 0.27 $ 0.24 $ 0.24 $ 0.20 ROA 0.97% 0.96% 0.92% 0.98% 0.83% ROE 11.22% 10.85% 10.16% 10.35% 8.62% Net interest margin 3.08% 3.18% 3.06% 3.24% 3.30% Net interest margin, on a tax - equivalent basis 3.10% 3.20% 3.08% 3.26% 3.32%

NET INTEREST INCOME ($) AND NET INTEREST MARGIN (%) 6 $18.8 $18.0 $17.8 $18.8 $18.6 3.30% 3.24% 3.06% 3.18% 3.08% 3.19% 3.03% 2.98% 2.99% 2.97% 2.50% 2.70% 2.90% 3.10% 3.30% 3.50% 3.70% 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 $17.2 $17.4 $17.6 $17.8 $18.0 $18.2 $18.4 $18.6 $18.8 $19.0 Net interest income Net interest margin (%) Adjusted net interest margin, excludes Paycheck Protection Program ("PPP") income Net interest income decreased $ 213 , 000 , or 1 . 1% , from 4 Q 2020 to 4 Q 2021 and decreased $ 183 , 000 , or 1 . 0% , from the linked quarter . The net interest margin decreased from 3 . 18 % at 3 Q 2021 to 3 . 08 % at 4 Q 2021 . Excluding PPP income, the net interest margin decreased two basis point from 2 . 99 % in 3 Q 2021 to 2 . 97 % in 4 Q 2021 , but net interest income, excluding PPP, increased $ 601 , 000 , or 3 . 5% , from $ 17 . 0 million to $ 17 . 6 million, during the same period . ($ in millions)

TOTAL LOANS 7 $1,748 $1,757 $1,756 $1,787 $1,809 3.94% 3.88% 3.82% 3.76% 3.76% 3.20% 3.40% 3.60% 3.80% 4.00% 4.20% 4.40% 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 $1,800 $1,900 $2,000 Average Loans Outstanding (excludes PPP loans) Average Loans Outstanding Average Loan Yield $1,760 $1,755 $1,771 $1,786 $1,838 $167 $170 $106 $59 $25 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 $1,500 $1,550 $1,600 $1,650 $1,700 $1,750 $1,800 $1,850 $1,900 $1,950 Period - end Loans Outstanding Loans PPP Loans Excluding PPP loans, average loans of $ 1 . 8 billion increased $ 21 . 2 million, or 1 . 2% , from the linked quarter, and increased $ 60 . 4 million, or 3 . 5% , from the prior year - end . Average PPP loans of $ 41 . 5 million decreased $ 38 . 8 million, or 48 . 3% , from the linked quarter . The total average loan yield of 3 . 76% , excluding PPP income, purchase accounting adjustments and prepayments, remained unchanged from the linked quarter, but decreased 18 basis points from the prior year - end . The 4 Q 2020 included $ 929 , 000 in positive purchase accounting adjustments, compared to $ 31 , 000 in purchase accounting adjustments in 4 Q 2021 . Total loans outstanding of $ 1 . 9 billion at 4 Q 2021 decreased $ 62 . 7 million , or 3 . 3% , from the prior year - end, but increased $ 18 . 6 million , or 1 . 0% , from the linked quarter, driven by an increase of $ 62 . 4 million, or 6 . 8% , in commercial real estate loans, partially offset by a decrease of $ 33 . 6 million, or 57 . 0% , in PPP loans . Excluding PPP loans, total loans increased $ 79 . 3 million, or 4 . 5% , from year - end and increased $ 52 . 1 million, or 2 . 9% , from the linked quarter . ($ in millions)

CARES ACT MODIFICATIONS AS OF DECEMBER 31, 2021 8 Loan Segment (1)(2) Remaining Modification Balance # of Loans Modified Loan Segment Balance Outstanding % of Loan Segment Balance Modified Commercial real estate $ 41.9 7 $ 980.0 4.3% Commercial and industrial (3) 0.6 2 201.3 0.3% Residential real estate (4) - - 652.1 - Consumer - - 4.3 - Total $ 42.5 9 $ 1,837.7 2.3% (1) Data as of December 31, 2021 (2) Excludes deferred fees (3) Excludes PPP loans (4) Residential includes home equity loans and lines of credit ($ in millions) Of the $42.5 million in remaining modifications granted under the CARES Act, $33.5 million, or 78.8%, representing eight loans, have resumed interest only payments.

COMMERCIAL AND INDUSTRIAL LOAN TRENDS 9 $212 $205 $215 $201 $201 $167 $170 $106 $59 $25 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 $100 $150 $200 $250 $300 $350 $400 C&I Loans PPP Loans Commercial and industrial loans (“C&I ”), including PPP loans, of $ 226 . 7 million decreased $ 152 . 4 million , or 40 . 2% , from December 31 , 2020 , driven by a decrease in PPP loans of $ 141 . 9 million, or 84 . 9% . Commercial line of credit usage was 22 % for 4 Q 2021 , up from 19 % for 3 Q 2021 . Line balances increased $ 3 . 6 million, or 6 . 5% , from 3 Q 2021 . There were two C&I loans remaining under CARES Act modification at December 31 , 2021 , with a balance of $ 605 , 000 , representing 0 . 3 % of total C&I loans, excluding PPP loans . At December 31 , 2021 , total delinquent C&I loans totaled $ 90 , 000 , or 0 . 4% , of the C&I portfolio, excluding PPP loans . ($ in millions)

COMMERCIAL LINE OF CREDIT UTILIZATION 10 The table below breaks out the commercial line utilization for the periods noted: Balance 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Pass - rated $ 32.9 $ 38.9 $ 52.9 $ 45.1 $ 52.1 Classified 15.3 9.1 9.5 10.0 6.6 Total: $ 48.2 $ 48.0 $ 62.4 $ 55.1 $ 58.7 Utilization 17% 17% 22% 19% 22% Original Amount Total Exposure Balance Outstanding at 12/31/2021 # of Accounts Under $100,000 $ 12.7 $ 4.0 376 $101,000 - $500,000 43.0 9.7 161 $501,000 - $1 million 31.4 7.1 40 $1.1 million - $5.0 million 103.8 23.5 45 Over $5.0 million 75.1 14.4 8 Total: $ 266.0 $58.7 630 ($ in millions)

C&I PORTFOLIO - COVID - 19 MODIFICATIONS GRANTED 11 Industry Loan Segment Balance (1) % of Total Loans (2) Modified Balance Remaining Modified Accounts Remaining (#) Loan Segment Balance Modified (%) Manufacturing $ 35.8 1.9% $ - - - Wholesale trade 36.8 2.0% - - - Educational services 17.5 1.0% - - - Heavy and civil engineering construction 16.8 0.9% - - - Specialty trade 12.5 0.7% - - - Auto sales 6.7 0.4% - - - Transportation and warehouse 4.8 0.3% - - - Healthcare and social assistance 7.0 0.4% - - - Hotel 1.6 0.1% 0.6 2 0.3% All other C&I 61.8 3.3% - - - Total commercial and industrial $ 201.3 11.0% $ 0.6 2 0.3% At December 31, 2021, there were $ 605,000 , or 0.3% of the C&I portfolio , with remaining payment deferrals granted under the CARES Act, compared to the high point of $19.1 million, or 8.3% of the C&I portfolio as of June 30, 2020. (1) $ as of December 31, 2021 (2) % of total loans as of December 31, 2021, excluding PPP loans ( $ in millions)

SMALL BUSINESS ADMINISTRATION – PAYCHECK PROTECTION PROGRAM 12 (1) Balance as of December 31, 2021 ($ in millions) (2) ($ in thousands) Original Loan Amount (1) Original # of Loans Balance Outstanding (1) # of Loans Remaining Round 1 and 2 $223.1 1,386 $1.8 17 Round 3 79.1 760 23.5 147 Total $302.2 2,146 $25.3 164 As of December 31, 2021, the Company had received funding approval from the Small Business Administration for 2,146 applications totaling $302.2 million and processed 1,982 loan forgiveness applications totaling $276.9 million. For the twelve months ended December 31 , 2021 , interest income included $ 6 . 8 million in PPP income, compared to $ 4 . 8 million during the twelve months ended December 31 , 2020 . On December 31 , 2021 , the Company had $ 781 , 000 in deferred PPP loan processing fees outstanding . The processing fees are deferred and recognized over the contractual life of the loan, or accelerated at forgiveness . The table below breaks out the PPP loan processing fees and interest income for the periods noted : 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 PPP Origination Fee Income (2) $1,760 $1,999 $1,240 $1,556 $868 PPP Interest Income (2) 512 412 387 201 105 Total PPP Income (2) $2,272 $2,411 $1,627 $1,757 $973

COMMERCIAL REAL ESTATE LOAN TRENDS 13 $834 $861 $877 $918 $980 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 $750 $775 $800 $825 $850 $875 $900 $925 $950 $975 $1,000 • Commercial real estate (“CRE”) loans of $ 980 . 0 million increased $ 146 . 0 million, or 17 . 5% , from December 31 , 2020 . • At December 31 , 2021 , there were $ 41 . 9 million, or 4 . 3 % of the total CRE portfolio, remaining under CARES Act modifications, compared to the high point of $ 200 . 0 million, or 24 . 0% , at June 30 , 2020 . Of the $ 41 . 9 million, $ 32 . 9 million, or 78 . 5 % have resumed interest only payments . • At December 31 , 2021 , total CRE delinquency was $ 575 , 000 , or 0 . 06% , of the CRE portfolio . ($ in millions) Period - end Loans Outstanding

COMMERCIAL REAL ESTATE LOANS – COVID - 19 MODIFICATIONS GRANTED 14 Property Type Loan Segment Balance (1) % of Total Loans (2) Modified Balance Remaining Modified Accounts Remaining (#) Loan Segment Balance Modified (%) Apartment $ 188.1 10.2% $ - - - Office 185.3 10.1% - - - Industrial/Warehouse 140.2 7.6% - - - Retail/Shopping 132.5 7.2% - - - Residential Non - Owner 68.9 3.8% - - - Hotel 55.6 3.0% 32.9 6 3.3% Auto Sales 38.9 2.1% - - - Adult Care/Assisted Living 40.7 2.2% 9.0 1 1.0% Mixed - use 44.5 2.4% - - - College/School 28.1 1.5% - - - Other 25.5 1.5% - - - Gas Station/Conv Store 13.1 0.7% Auto Service 10.0 0.5% - - - Restaurant 8.6 0.5% - - - Total commercial real estate : $ 980.0 53.3% $ 41.9 7 4.3% (1) $ at December 31, 2021 (2) % of total loans at December 31, 2021, excluding PPP loans ($ in millions) At December 31, 2021, there were $41.9 million, or 4.3% of the CRE portfolio, remaining under CARES Act modification, compared to the high point of $200.0 million, or 24.0% of the CRE portfolio as of June 30, 2020. Of the $41.9 million remaining in CRE loans under modification, $ 32.9 million, or 78.5%, were on interest only payments and the remaining $9.0 million was on full deferral of principal and interest through December 2021.

RESIDENTIAL AND CONSUMER LOAN TRENDS 15 $714 $689 $680 $668 $656 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 $620 $640 $660 $680 $700 $720 Residential and Consumer Loans Period - end Loans Outstanding Residential loans, including home equity loans, and consumer loans decreased $ 57 . 5 million, or 8 . 1% , from December 31 , 2020 . During the twelve months ended December 31 , 2021 , the Company sold $ 59 . 7 million in fixed rate one - to - four family residential real estate loans to the secondary market . As of December 31 , 2021 , there were no residential loans remaining under CARES Act modification, down from the high point of $ 41 . 7 million, or 5 . 9 % of total residential loans, at June 30 , 2020 . At December 31 , 2021 , total delinquent residential and consumer loans totaled $ 1 . 5 million, or 0 . 2 % of total residential and consumer loans . ($ in millions) $38 $43 $51 $71 $88 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 $- $20 $40 $60 $80 $100 Residential Loans Sold to the Secondary Market With Servicing Retained Period - end Balance Outstanding

TOTAL DEPOSITS 16 $1,448 $1,631 $1,727 $1,806 $1,849 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 $1,800 $1,900 PERIOD - END CORE DEPOSITS Period - end core deposits of $ 1 . 8 billion increased $ 401 . 5 million, or 27 . 7% , from prior year - end, while time deposits of $ 402 . 0 million decreased $ 188 . 3 million, or 31 . 9% , from prior year - end . The ratio of core deposits as a percentage of total deposits was 82 . 1 % at December 31 , 2021 , compared to 71 . 0 % at December 31 , 2020 . $590 $523 $454 $419 $402 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 $- $100 $200 $300 $400 $500 $600 $700 PERIOD - END TIME DEPOSITS ($ in millions)

AVERAGE TOTAL DEPOSITS 17 $1,489 $1,520 $1,561 $1,587 $1,606 $535 $562 $603 $615 $654 0.44% 0.34% 0.27% 0.22% 0.19% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 0.45% 0.50% 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 $300 $500 $700 $900 $1,100 $1,300 $1,500 $1,700 $1,900 $2,100 Average Deposits and Rates Interest-bearing deposits Non-interest-bearing deposits Average deposit cost Average deposits of $2.3 billion increased $58.4 million , or 2.7%, from the linked quarter, and increased $236.3 million, or 11.7%, from 4Q2020. Average cost of deposits decreased three basis points, from 0.22% for 3Q2021 to 0.19% at 4Q2021, and decreased 2 5 basis points year - over - year, reflecting the lower interest rate environment. ($ in millions)

AVERAGE CORE DEPOSITS 18 $1,404 $1,515 $1,676 $1,757 $1,850 0.23% 0.21% 0.19% 0.16% 0.15% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 $1,200 $1,400 $1,600 $1,800 $2,000 $2,200 $2,400 Average Core Deposits and Rates Average core deposits, including non - interest bearing deposits, increased $ 93 . 6 million, or 5 . 3% , from the linked quarter, and increased $ 446 . 6 million, or 31 . 8% , year - over - year . The cost of core deposits decreased one basis point from the linked quarter, reflecting the lower interest rate environment . ($ in millions)

AVERAGE TIME DEPOSITS 19 $620 $567 $488 $445 $410 0.92% 0.67% 0.56% 0.47% 0.39% 0.25% 0.45% 0.65% 0.85% 1.05% 1.25% 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 $- $100 $200 $300 $400 $500 $600 $700 Average Time Deposits and Rates Average time deposits of $ 410 . 1 million decreased $ 35 . 2 m illion , or 7 . 9% , from the linked quarter . The cost of time deposits decreased eight basis points for the same period, reflecting the lower interest rate environment . As of December 31 , 2021 , there were $ 363 . 0 million, or 90 . 3 % of total time deposits, scheduled to reprice over the next 12 months with an average weighted rate of 0 . 34% . ($ in millions)

LOAN - TO - DEPOSIT RATIO 20 95% 89% 86% 83% 83% 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 76% 78% 80% 82% 84% 86% 88% 90% 92% 94% 96% Period - end Loan - to - Deposit Ratio 71% 76% 79% 81% 82% 29% 24% 21% 19% 18% 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% Core Deposits and Time Deposits as a % of Total Deposits Core deposits/Total deposits Time deposits/Total deposits As we continue to right - size the loan - to - deposit ratio and reduce our reliance on high - cost wholesale funding, the loan - to - deposit ratio decreased from 95 % during 4 Q 2020 to 83 % in 4 Q 2021 . We also continue to focus on the mix of deposits from time deposits to low - cost core deposits . Core deposits as a percentage of tota l deposits has improved from 71 % of total deposits in 4 Q 2020 to 82 % in 4 Q 2021 .

________ Source: SNL Financial as of June 30, 2021 Note: Total number of Westfield Bank branches shown includes the Big E seasonal branch and online deposit channel. Three Wes tfi eld branches are located in Hampshire County, MA and four Westfield branches are located in Hartford County, CT outside of Springfield MSA. DEPOSIT MARKET SHARE IN HAMPDEN COUNTY, MA AS OF JUNE 30, 2021 21 Total Deposit Rank 2021 Parent Company Name Deposits in Market ($000) Market Share # of Branches 1 TD Bank 2,086,558 14.9% 16 1,762,519 13.1% 20 2 Westfield Bank 1,963,689 14.0% 20 3 PeoplesBank 1,936,864 13.8% 15 4 Bank of America 1,851,766 13.2% 9 5 People’s United Bank 1,568,658 11.2% 14 6 KeyBank 1,204,890 8.6% 8 7 Berkshire Bank 1,195,137 8.5% 11 8 Country Bank 565,273 4.0% 5 9 Citizens Bank 505,595 3.6% 12 10 Monson Savings Bank 455,619 3.2% 4

TOTAL BORROWINGS 22 $58 $43 $5 $4 $3 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 $- $10 $20 $30 $40 $50 $60 $70 Federal Home Loan Bank Advances (“FHLB”) Period - end Balance Outstanding ($ in millions) At December 31 , 2021 , total FHLB advances decreased $ 55 . 2 million, or 95 . 4% , from $ 57 . 9 million at December 31 , 2020 , to $ 2 . 7 million . During the three months ended June 30 , 2021 , the Company successfully completed an offering of $ 20 . 0 million in subordinated debt .

ASSET QUALITY 23 $7.8 $6.8 $6.0 $5.6 $5.0 0.45% 0.39% 0.34% 0.32% 0.27% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% $- $2.0 $4.0 $6.0 $8.0 $10.0 Nonperforming Loans ($ in millions) Nonperforming loans Nonperforming loans/Total Loans Excluding PPP Loans The Company has taken actions to identify, assess and monitor its COVID - 19 related credit exposures based on asset class and borrower type . The Company implemented a customer forbearance program to assist both consumer and business borrowers that may be experiencing financial hardship due to COVID - 19 related challenges . Nonperforming loans decreased from $ 7 . 8 million, or 0 . 45 % of total loans, excluding PPP loans, at December 31 , 2020 to $ 5 . 0 million, or 0 . 27% , of total loans, excluding PPP loans, at December 31 , 2021 .

ASSET QUALITY INDICATORS 24 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 Total loans modified under the CARES Act $76.9M $66.9M $57.0M $42.8M $42.5M Loans modified as a % of total loans (1) 4.4% 3.8% 3.2% 2.4% 2.3% Total delinquent loans $ $13.5M $9.3M $4.4M $3.1M $2.1M Delinquent loans as a % of total loans (1) 0.77% 0.53% 0.25% 0.17% 0.12% Nonperforming loans (NPL) $ $7.8M $6.8M $6.0M $5.6M $5.0M NPL as a % of total loans (1) 0.45% 0.39% 0.34% 0.32% 0.27% NPL as a % of total assets (1) 0.36% 0.30% 0.25% 0.23% 0.20% Allowance for loan losses % of total loans (1) 1.20% 1.21% 1.12% 1.11% 1.08% Allowance for loan losses % of NPL 270% 313% 332% 352% 399% Net charge - offs (recoveries) $35K $5K $157K ($67K) $350K Net charge - offs as a % average loans (1) 0.00% 0.00% 0.01% 0.00% 0.02% (1) Excludes PPP loans

ASSET QUALITY 25 Management continues to assess the exposure of the Company’s loan portfolio to the COVID - 19 pandemic, economic trends and their potential effect on asset quality . The Company has deferred the adoption of the Current Expected Credit Loss Impairments Model, as permitted by its classification as a Smaller Reporting Company by the Securities and Exchange Commission . (1) Excludes PPP loans (2) $ in thousands 4Q2020 4Q2021 ALLL (2) Loans Outstanding (1)(2) ALLL/ Total Loan Segment ALLL (2) Loans Outstanding (2) ALLL/ Total Loan Segment Commercial and industrial $ 3,630 $211,823 1.71% $ 2,643 $201,340 1.31% Commercial real estate (2) 13,020 833,949 1.56% 12,970 979,969 1.32% Residential 4,240 708,624 0.60% 3,964 652,091 0.61% Consumer 241 5,192 4.64% 197 4,250 4.64% Unallocated 26 - - 13 - - Total Loans $ 21,157 $ 1,759,588 1.20% $ 19,787 $ 1,837,650 1.08%

ASSET QUALITY 26 ($ in Millions) 4Q2020 1Q2021 2Q2021 3Q2021 4Q2021 Special Mention $39.9 $38.4 $41.1 $38.0 $24.2 Special Mention - Hotel $52.2 $38.6 $25.8 $26.2 $27.3 Total Special Mention $92.1 $77.0 $66.9 $64.2 $51.5 % of Total Loans (1) 5.2% 4.4% 3.8% 3.6% 2.8% Substandard $55.0 $43.0 $37.5 $32.2 $31.1 % of Total Loans (1) 3.1% 2.4% 2.1% 1.8% 1.7% Total Watch List Loans $147.1 $120.0 $104.4 $96.4 $82.6 % of Total Loans (1) 8.4% 6.8% 5.9% 5.4% 4.5% At December 31 , 2021 , total Watch List loans decreased $ 64 . 5 million, or 43 . 8% , from $ 147 . 1 million, or 8 . 4% , of total loans, at December 31 , 2020 , to $ 82 . 6 million, or 4 . 5% , of total loans . (1) Excludes PPP loans

HOTELS - $57.2 MILLION, OR 3.1% OF TOTAL LOANS (1) 27 The hotel industry has been significantly impacted by the COVID - 19 pandemic and the widespread travel restrictions . We continue to maintain close contact with our borrowers and monitor industry updates . We performed a review of the hotel portfolio and the impact that the COVID - 19 pandemic is having on the hotel industry . As a result of the COVID - 19 pandemic, as of December 31 , 2021 , $ 27 . 3 million, or 47 . 7 % of the hotel portfolio, was categorized as special mention due to the prolonged shutdown and $ 29 . 9 million, or 52 . 3 % of the hotel portfolio, was categorized as pass - rated . We continue to monitor the credits and work with each borrower through the pandemic . • 98 % of the hotel portfolio is with Marriott, Hyatt, Hampton Inn, and Red Roof Inn branded hotels . • At December 31 , 2021 , $ 33 . 5 million, or 58 . 6% , of the hotel portfolio had remaining modifications granted under the CARES Act and have returned to interest only payments . They are all scheduled to return to full principal and interest payments in January of 2022 . (1) Excludes PPP loans; numbers as of December 31, 2021

CAPITAL MANAGEMENT 28 We are well - capitalized with excess capital. Consolidated Ratio Consolidated Capital Leverage Ratio 8.8% $221.7 Common Equity Tier 1 Ratio 12.1% $221.7 Tier 1 Capital Ratio 12.1% $221.7 Total Capital Ratio 14.3% $261.1 x From a regulatory standpoint, we are well - capitalized with excess capital. x We take a prudent approach to capital management. As of December 31, 2021 ($ in millions) Westfield Bank Ratio Well Capitalized Excess Bank Capital Excess Over Well - Capitalized Leverage Ratio 8.9% 5.0% 3.9% $224.0 $97.6 Common Equity Tier 1 Ratio 12.3% 6.5% 5.8% $224.0 $105.3 Tier 1 Capital Ratio 12.3% 8.0% 4.3% $224.0 $77.9 Total Capital Ratio 13.3% 10.0% 3.3% $243.8 $61.1

CAPITAL RETURN TO SHAREHOLDERS 29 Year # of Shares 2018 2,189,276 2019 1,938,667 2020 1,391,496 1Q2021 708,434 2Q2021 635,921 3Q2021 1,221,618 4Q2021 192,078 Total : 2,758,051 Year Annual Dividends per Share 2018 $0.16 2019 $0.20 2020 $0.20 1Q2021 $0.05 2Q2021 $0.05 3Q2021 $0.05 4Q2021 $0.05 Share Repurchases Dividends On October 27 , 2020 , the Company announced that the Board of Directors authorized a stock repurchase plan (the “ 2020 Plan”) under which the Company was authorized to purchase up to 1 . 3 million shares, or 5 % of its outstanding common stock . On May 20 , 2021 , the Company announced the completion of the 2020 Plan . On April 27 , 2021 , the Company announced that the Board of Directors authorized a stock repurchase plan (the “ 2021 Plan”) under which the Company is authorized to repurchase up to 2 . 4 million shares, or 10 % of its outstanding common stock . During the twelve months ended December 31 , 2021 , the Company repurchased 1 , 413 , 696 shares of common stock under the 2021 Plan . During the twelve months ended December 31 , 2021 , the Company repurchased 2 , 758 , 051 shares at an average price of $ 8 . 33 . At December 31 , 2021 , there were 677 , 319 shares available for repurchase under the 2021 Plan . The Company also announced that the Board of Directors declared a quarterly cash dividend of $ 0 . 06 per share, which represents an increase of $ 0 . 01 per share, or 20% , as compared to the prior quarter . The dividend will be payable on o r about February 23 , 2022 to shareholders of record on February 9 , 2022 .

CAPITAL MANAGEMENT 30 $9.87 $9.56 $9.29 $9.07 $8.97 $9.21 $8.89 $8.66 $8.44 $8.36 Book Value per Share Tangible Book Value per Share Book Value Tangible Book Value

APPENDIX: NON-GAAP TO GAAP RECONCILIATION

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below.

	For the quarter ended				
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
			(In thousands)		
	Interest	Interest	Interest	Interest	Interest
Loans (no tax adjustment)	$ 18,089	$ 18,670	$ 18,321	$ 19,120	$ 20,727
Tax-equivalent adjustment	108	106	104	100	104
Loans (tax-equivalent basis)	$ 18,197	$ 18,776	$ 18,425	$ 19,220	$ 20,831
Securities (no tax adjustment)	$ 1,763	$ 1,500	$ 1,277	$ 854	$ 825
Tax-equivalent adjustment	1	1	1	-	2
Securities (tax-equivalent basis)	$ 1,764	$ 1,501	$ 1,278	$ 854	$ 827
Net interest income (no tax adjustment)	$ 18,582	$ 18,765	$ 17,804	$ 18,026	$ 18,795
Tax equivalent adjustment	109	107	105	100	106
Net interest income (tax-equivalent basis)	**$ 18,691**	**$ 18,872**	**$ 17,909**	**$ 18,126**	**$ 18,901**
Net interest income (no tax adjustment)	$ 18,582	$ 18,765	$ 17,804	$ 18,026	$ 18,795
Less:					
Purchase accounting adjustments	(31)	56	(33)	(45)	929
Prepayment penalties and fees	21	8	117	35	328
PPP fee income	973	1,757	1,627	2,411	2,273
Adjusted net interest income	**$ 17,619**	**$ 16,944**	**$ 16,093**	**$ 15,625**	**$ 15,265**
Average interest-earning assets	$ 2,394,397	$ 2,337,717	$ 2,330,312	$ 2,255,474	$ 2,263,576
Average interest-earnings asset, excluding average PPP loans	$ 2,352,858	$ 2,257,346	$ 2,174,717	$ 2,088,910	$ 2,058,808
Net interest margin (no tax adjustment)	**3.08%**	**3.18%**	**3.06%**	**3.24%**	**3.30%**
Net interest margin, tax-equivalent	**3.10%**	**3.20%**	**3.08%**	**3.26%**	**3.32%**
Adjusted net interest margin, excluding purchase accounting adjustments, PPP fee income and prepayment penalties	**2.97%**	**2.98%**	**2.97%**	**3.03%**	**2.95%**
Book value per share	**$ 9.87**	$ 9.56	$ 9.29	$ 9.07	$ 8.97
Tangible equity adjustment	(0.66)	(0.67)	(0.63)	(0.63)	(0.61)
Tangible book value per share	**$ 9.21**	**$ 8.89**	**$ 8.66**	**$ 8.44**	**$ 8.36**
Income before income taxes	$ 8,215	$ 8,142	$ 7,739	$ 7,628	$ 6,419
Provision (credit) for loan losses	300	(100)	(1,200)	75	500
Income before taxes and provision	**$ 8,515**	**$ 8,042**	**$ 6,539**	**$ 7,703**	**$ 6,919**

31

WESTFIELD BANK “WHAT BETTER BANKING’S ALL ABOUT” James C. Hagan , President and Chief Executive Officer Guida R. Sajdak , Executive Vice President and Chief Financial Officer Meghan Hibner , Vice President and Investor Relations Officer 32 141 Elm Street, Westfield, MA